ONLINE STOCK TRADING AGREEMENT

     This ONLINE STOCK TRADING AGREEMENT (the "Agreement") is entered into as of this 1st day of July, 1999, by and between Swiftrade Inc. ("Swiftrade"), a British Virgin Islands corporation with a registered office at P.O. Box 957, Offshore Incorporations Centre, Roadtown, Tortola, British Virgin Islands, which is a subsidiary of Momentum Asia Inc., a subsidiary of ZiaSun Technologies Inc, and WdoT.rade Inc. ("WdoT.rade"), a California corporation with offices at 4510
E. Thousand Oaks Boulevard, Westlake Village, California, which is a division of West America Securities Corporation ("West America"), a broker-dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD").

     WHEREAS, Swiftrade is an online portal for international investor to trade on the major international securities markets; and

     WHEREAS, WdoT.rade desires to offer international investors access to securities markets in the United States;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Swiftrade shall design, host and manage a Web site for WdoT.rade as an online trading portal to provide international investors with 24-hour direct access to United States securities markets through the facilities of West America.

     2. Swiftrade shall provide direct links from its Web site to the Web sites of WdoT.rade/ West America and/or Emmett A. Larkin Company, Inc., West America's clearing agent. During the term of this Agreement, Swiftrade shall not provide links from its Web site to other sites on the World Wide Web of broker-dealers or investment advisers offering or making available similar investment products, services and information.

     3. Swiftrade shall provide direct links to WdoT.rade/West America to make available services and facilities to allow international investors to open and maintain accounts with West America and to enter and execute trades in the accounts, to obtain confirmations and monthly account statements from West America, and to ask questions and obtain answers about particular securities and general market information.

     4. All services to be provided by Swiftrade hereunder shall be in accordance with the requirements of the federal securities laws of the United States administered by the SEC,. shall comply with the rules and regulations of the NASD and shall be subject to review and approval by West America and its counsel.

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     5.  WdoT.rade/West  America  shall pay  Swiftrade a referral fee of $40 per account opened through the services and facilities provided by Swiftrade hereunder. Swiftrade shall receive no other compensation for designing, hosting and managing the Web site for WdoT.rade/West America hereunder.

     6. This Agreement will take effect immediately and continue for an initial term of two years unless it is earlier terminated by either party for any reason at any time upon 60 days written or electronic notice to the other party. This Agreement will terminate automatically and without notice if either party violates any regulatory requirement of the SEC or the NASD with respect to the maintenance or operation of online stock trading or stock trading in general or if a civil, criminal or administrative proceeding is instituted against either party by a federal or state law enforcement agency or commission.. If this Agreement is terminated, WdoT.rade/West America will cease using the SwiftradeWeb site, all products and services obtained through the Web site will be promptly returned by Swiftrade to WdoT.rade/West America, together with all materials associated with the Web site, including any and all customer account information; Swiftrade shall maintain the confidentiality of any and all customer account information, including user IDs, sign-on passwords and any other security codes used by international investors who accessed their accounts at West America through the direct link on the Swiftrade Web site, or other information relating to such investors; all customer account information is proprietary and confidential.

     7. Swiftrade's designing, hosting and managing the WdoT.rade/West America Web site shall not constitute the providing of any investment, tax or legal advice; any investment advisory products or services by WdoT.rade/West America shall be the responsibility of WdoT.rade/West America and not Swiftrade, which disclaims any responsibility for any particular securities, securities transaction or investment strategy.

     8. Use of the Internet for online stock trading is solely at the user's own risk and is subject to all applicable local, state, national and international laws and regulations. While Swiftrade will endeavor to create a secure and reliable link to WdoT.rade/West America for use by its international customers, Swiftrade and its affiliates will not be responsible for the security or accuracy of information transmitted by the Internet, nor will they be liable for any loss resulting from a cause over which they have no direct control, including but not limited to failure of electronic or mechanical equipment or communication lines, telephone or other interconnect problems, interruption of communication or data processing services, unauthorized access or theft, operator errors, news or analyst reports, market volatility, natural disasters, strikes, wars or other factors. Neither Swiftrade nor its affiliates will be responsible for the availability, accuracy or content of the consequences of reliance on any information contained in, available through or on the Web site designed, hosted and managed and the risk of loss from these matters rests entirely with WdoT.rade/West America.

     9. Each party to this Agreement agrees to indemnify and hold the other party harmless, as well as each party's officers, directors, employees, representatives, agents, members and partners, attorneys, predecessors and assigns, from and against any and all claims, proceedings, damages, injuries,

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liabilities,  losses, costs and expenses (including  reasonable  attorneys' fees and litigation expenses), relating to or arising from this Agreement. It is understood and agreement that the parties hereto are independent contractors and that this Agreement in no way creates any joint venture or partnership between the parties, nor is either party the agent of the other.

     10. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective legal representatives and successors. This Agreement may not be assigned.

     11. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior arrangements, understandings and agreements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

     12. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

     13. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

     14. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by email, telegram, telex, facsimile transmission or by mail to the respective parties at the following addresses or such other address as any party hereto shall specify in a notice to the other party in accordance with the terms hereof.

If toWdoT.rade or West America          WdoT.rade Inc., a division of
                                        West America Securities Corporation
                                        4510 Thousand Oaks Boulevard, Suite 100
                                        Westlake Village, California 91362
                                        Fax: 805-777-1744
                                        Attention: Robert Kay

If to Swiftrade                         Swiftrade Inc.
                                        P.O. Box 957
                                        Offshore Incorporations Centre
                                        Roadtown, Tortolla
                                        British Virgin Islands
                                        Fax:_________________________
                                        Attention:______________________

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
With a copy (which shall not constitute notice) to

                                        McGuire, Woods, Battle & Boothe LLP
                                        1050 Connecticut Avenue, NW
                                        Washington DC 20036
                                        Fax: 202-857-1757
                                        Attention: David J. Levenson

     15. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws. If any portion of this Agreement is adjudged invalid or unenforceable by a court of competent jurisdiction, the remaining portions will remain valid, enforceable and carried into effect.

     16. Any controversy, claim or dispute between the parties hereto, or any of their respective officers, directors, employees, representatives, agents or other affiliates, arising out of or relating to this Agreement, shall be settled by binding arbitration in Los Angeles, California. Such arbitration shall be conducted by and in accordance with the rules and regulations then in effect of the American Arbitration Association. Any award the arbitrator makes will be final and binding and judgment on it may be entered in any court having jurisdiction. The parties hereto consent and submit to the personal jurisdiction of the courts of the State of California to interpret or enforce any or all of the arbitration provisions of this Agreement.. The parties hereto consent and submit to the personal jurisdiction of the courts of the State of California to interpret or enforce any or all of the arbitration provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                        SWIFTRADE INC.


                                        By: /S/ Anthony Tobin
                                        ---------------------------------------
                                        Anthony L. Tobin

                                        WDOT.RADE INC., a division of
                                        WEST AMERICA SECURITIES CORPORATION


                                        By
                                        ---------------------------------------


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